UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): July 10, 2009

ProElite, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-31573	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite 1001
Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (310) 526-8700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Exhibit 2.1 of the original Form 8-K filed on July 16, 2009 is replaced with an unredacted version of such agreement.  No confidential treatment will be requested.  The description of Exhibit 2.1 is also revised accordingly.

ITEM 9.01.      Financial Statements and Exhibits.

(d) Exhibits.  Exhibit 2.1 of the original Form 8-K filed on July 16, 2009 is replaced with an unredacted version of such agreement.  No confidential treatment will be requested.  The description of Exhibit 2.1 is also revised accordingly.

Exhibit Number	Description
2.1
Acceptance Of Collateral In Full Satisfaction Of Obligations At Less Than Face Value And Purchase Agreement, dated July 9, 2009, between Pro Elite, Inc., Terry Trebilcock and Juliemae Trebilcock and KOTC Acquisition, LLC.  The schedules and exhibits to the Agreement in this Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits is contained within the Agreement.   ProElite, Inc. hereby agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

99.1	Press release of ProElite, Inc. issued July 10, 2009 (filed with the original Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROELITE, INC.

Date: July 17, 2009	By:	/s/ CHARLES CHAMPION
Charles Champion, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Acceptance Of Collateral In Full Satisfaction Of Obligations At Less Than Face Value And Purchase Agreement, dated July 9, 2009, between Pro Elite, Inc., Terry Trebilcock and Juliemae Trebilcock and KOTC Acquisition, LLC.  The schedules and exhibits to the Asset Purchase Agreement in this Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The descriptions of the omitted schedules and exhibits is contained within the Agreement.   ProElite, Inc. hereby agrees to furnish a copy of any omitted schedule or exhibit to the Commission upon request.

99.1	Press release of ProElite, Inc. issued July 10, 2009.